U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2013

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712
(Address of principal executive offices) (Zip code)

(415) 445-6530
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2013, BRE Properties, Inc. (the “Company”) adopted a form of Restricted Stock Award Agreement (the “Agreement”) pursuant to our 1999 BRE Stock Incentive Plan (the “Plan”), which sets forth the terms and conditions on which restricted shares of our common stock are earned by the award recipient.

On June 28, 2013, the Company further amended the Agreement to eliminate certain provisions providing for the accelerated vesting of restricted shares of our common stock issued under the Agreement in the context of an executive’s retirement from the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of our form of Restricted Stock Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

Exhibit
Number	Description
10.1	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: July 2, 2013	By:	/s/ CONSTANCE B. MOORE
		Name:	Constance B. Moore
		Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Form of Restricted Stock Award Agreement.